Exhibit 99

MERCK LOGO

News Release

Media Contact:	Tony Plohoros (908) 423-3644	Investor Contact:	Michael Rabinowitz (908) 423-5185

Merck Anticipates Full-Year 2005 Earnings Per Share Range of $2.42 to $2.52;
Reaffirms Fourth-Quarter and Full-Year 2004 EPS Guidance

•	Merck expects continued growth in newer franchises, ZETIA and recently launched VYTORIN

•	Merck plans to file several candidates currently in Phase III, including treatment for Type 2 diabetes and three vaccines, in 2005

WHITEHOUSE STATION, N.J., Dec. 8, 2004 – Merck & Co., Inc. today announced that it anticipates full-year 2005 earnings per share (EPS) of $2.42 to $2.52. Merck also reaffirmed its fourth-quarter and full-year 2004 EPS guidance.

Merck anticipates fourth-quarter 2004 EPS of $0.48 to $0.53, which includes the impact of approximately $700 to $750 million in foregone sales of VIOXX and potential additional fourth-quarter costs for the withdrawal of VIOXX. As a result, Merck anticipates full-year 2004 EPS guidance of $2.59 to $2.64, which includes the expectation that the impact of the withdrawal will negatively affect full-year EPS by $0.50 to $0.55.

Merck Financial Guidance for 2005 Anticipates Continued Growth for Newer Products

In 2005, Merck plans to continue growth in newer franchises, extend the recent successful launches of ZETIA and VYTORIN, launch new products, file several products currently in Phase III and prepare for their launch.

During the second half of 2005, Merck plans to submit three vaccines for FDA approval. The three vaccines are: ROTATEQ, a vaccine to protect against rotavirus, a highly contagious virus that causes gastroenteritis and results in the hospitalization of nearly 50,000 children under age 5 each year in the United States; a vaccine to reduce the incidence of human papillomavirus (HPV) infection and the associated development of cervical cancer – the second-leading cause of cancer deaths in women – and genital warts; and a vaccine to reduce the pain that accompanies shingles, which afflicts 1 million American adults each year.

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The company recently announced submission to the U.S. Food and Drug Administration (FDA) of PROQUAD, a new childhood vaccine that adds chickenpox to the existing measles, mumps and rubella vaccine. Merck also anticipates the submission later this month of muraglitazar, the first-in-class dual PPAR agonist for the treatment of Type 2 diabetes in which Merck is in collaboration with Bristol-Myers Squibb.

The company also announced 2005 guidance for the following items:

Worldwide net sales will be driven by the company’s major in-line products, including the impact of new studies and indications. Sales forecasts for those products for 2005 are as follows:

PRODUCT	WORLDWIDE 2005 NET SALES

ZOCOR (Cholesterol modifying) FOSAMAX (Osteoporosis) COZAAR/HYZAAR (Hypertension) SINGULAIR (Respiratory) Other reported products*	$4.1 to $4.4 billion $3.3 to $3.6 billion $2.9 to $3.2 billion $2.9 to $3.2 billion $5.7 to $6.2 billion

*Other reported products comprise: AGGRASTAT, ARCOXIA, CANCIDAS, COSOPT, CRIXIVAN, EMEND, INVANZ, MAXALT, PRIMAXIN, PROPECIA, PROSCAR, STOCRIN, TIMOPTIC/TIMOPTIC XE, TRUSOPT, Vaccines and VASOTEC/VASERETIC.

•	Under an agreement with AstraZeneca (AZN), Merck receives revenue at predetermined rates on the U.S. sales of certain products by AZN, most notably NEXIUM. In 2005, Merck anticipates these revenues to be approximately $1.4 to $1.6 billion.

•	The income contribution related to the Merck and Schering-Plough collaboration is expected to be positive in 2005. Equity Income from Affiliates includes the results of the Merck and Schering-Plough collaboration combined with the results of Merck’s other joint venture relationships. Equity Income from Affiliates is expected to be approximately $1.3 to $1.5 billion for 2005.

•	Merck continues to expect that manufacturing productivity will offset inflation on product costs.

•	Product gross margin percentage is estimated to be approximately 77 to 78 percent for the full year 2005.

•	Research and Development expense (which excludes joint ventures) is estimated to continue at the same level as the full-year 2004 expense. The full-year 2004 level referred to includes acquired R&D expenses in that year.

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•	Marketing and Administrative expense is anticipated to increase at a low single-digit percentage growth rate over the full-year 2004 level. The full-year 2004 level referred to excludes restructuring costs relating to previously announced position eliminations and costs related to the withdrawal of VIOXX in that year.

•	The consolidated 2005 tax rate is estimated to be approximately 27.5 to 28.5 percent.

•	Merck plans to continue its stock buyback program in 2005. As of Sept. 30, $8.8 billion remains under the current buyback authorizations approved by Merck’s Board of Directors.

This guidance does not reflect the establishment of reserves for any potential liability for settlements relating to the VIOXX lawsuits. This guidance also does not reflect any changes currently under consideration by the Financial Accounting Standards Board in the way Merck accounts for stock options. Furthermore, this guidance does not include any one time impacts that may result from the repatriation of permanently reinvested off-shore earnings under the American Jobs Creation Act.

Given these guidance elements, Merck anticipates full-year 2005 EPS of $2.42 to $2.52.

Merck Provides Financial Guidance for 2004

The company also announced 2004 guidance for the following items:

Worldwide net sales will be driven by the company’s major in-line products, including the impact of new studies and indications. Sales forecasts for those products for 2004 are as follows:

PRODUCT	WORLDWIDE 2004 NET SALES

ZOCOR (Cholesterol modifying) FOSAMAX (Osteoporosis) COZAAR/HYZAAR (Hypertension) SINGULAIR (Respiratory) Other reported products*	$4.9 to $5.1 billion $3.0 to $3.2 billion $2.6 to $2.8 billion $2.5 to $2.7 billion $5.4 to $5.6 billion

*Other reported products comprise: AGGRASTAT, ARCOXIA, CANCIDAS, COSOPT, CRIXIVAN, EMEND, INVANZ, MAXALT, PRIMAXIN, PROPECIA, PROSCAR, STOCRIN, TIMOPTIC/TIMOPTIC XE, TRUSOPT, Vaccines and VASOTEC/VASERETIC.

•	Under an agreement with AstraZeneca (AZN), Merck receives revenue at predetermined rates on the U.S. sales of certain products by AZN, most notably PRILOSEC and NEXIUM. In 2004, Merck anticipates these revenues to be approximately $1.4 to $1.6 billion.

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•	The income contribution related to the Merck and Schering-Plough collaboration is expected to be positive in 2004. Equity Income from Affiliates includes the results of the Merck and Schering-Plough collaboration combined with the results of Merck’s other joint venture relationships. Equity Income from Affiliates is expected to be approximately $0.9 to $1.0 billion for 2004.

•	Merck continues to expect that manufacturing productivity will offset inflation on product costs.

•	Product gross margin percentage is estimated to be approximately 78 to 79 percent for the fourth quarter of 2004 and 78.5 to 79.5 percent for the full-year 2004 as a result of changes to the sales mix. This guidance excludes costs related to the withdrawal of VIOXX.

•	Research and Development expense (which excludes joint ventures) is anticipated to increase at a high-teens percentage growth rate over the full-year 2003 level. This guidance includes acquired R&D expenses in 2003 and 2004.

•	Marketing and Administrative expense is anticipated to increase at a low- to mid-single-digit percentage growth rate over the full-year 2003 level. This guidance excludes restructuring costs in 2003 and 2004 and excludes costs related to the withdrawal of VIOXX.

•	The consolidated 2004 tax rate is estimated to be approximately 28 to 29 percent. This guidance excludes costs related to the withdrawal of VIOXX.

•	Merck plans to continue its stock buyback program in 2004. As of Sept. 30, $8.8 billion remains under the current buyback authorizations approved by Merck’s Board of Directors.

•	Approximately 4,500 positions have been eliminated as of Sept. 30. This program, which was announced in October 2003, will be completed by the end of 2004. Restructuring costs for full-year 2004 are expected to be approximately $90 to $95 million.

This guidance does not reflect the establishment of reserves for any potential liability for settlements relating to the VIOXX lawsuits. Given these guidance elements, Merck anticipates fourth-quarter 2004 EPS of $0.48 to $0.53, which includes the impact of approximately $700 to $750 million in foregone sales of VIOXX and potential additional fourth-quarter costs for the withdrawal of VIOXX. As a result, Merck anticipates full-year 2004 EPS guidance of $2.59 to $2.64, which includes the expectation that the impact of the withdrawal will negatively affect full-year EPS by $0.50 to $0.55.

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Merck will host a conference call today at 9 a.m. EST to discuss this guidance in further detail. Institutional investors and analysts can participate in the call by dialing (913) 981-5542. Journalists are invited to listen by dialing (913) 981-5509. Investors are invited to a live Web cast of the guidance conference call by visiting the Newsroom section of Merck’s Web site www.merck.com/newsroom/webcast. The Web cast will be available for replay on the Web site until Dec. 13.

About Merck

Merck & Co., Inc. is a global research-driven pharmaceutical products company. Merck discovers, develops, manufactures and markets a broad range of innovative products to improve human and animal health, directly and through its joint ventures.

Forward-Looking Statement

This press release contains “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties, which may cause results to differ materially from those set forth in the statements. The forward-looking statements may include statements regarding product development, product potential or financial performance. No forward-looking statement can be guaranteed, and actual results may differ materially from those projected. Merck undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise. Forward-looking statements in this press release should be evaluated together with the many uncertainties that affect Merck’s business, particularly those mentioned in the cautionary statements in Item 1 of Merck’s Form 10-K for the year ended Dec. 31, 2003, and in its periodic reports on Form 10-Q and Form 8-K, which the company incorporates by reference.

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